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EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             FINEVEST SERVICES, INC.

                  FINEVEST SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is Finevest Services, Inc. and the name under which the corporation was originally incorporated is Automated Financial Management, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was January 20, 1970.

                  2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by changing the name of the corporation to "W. R. Berkley Corporation," by deleting certain clauses of Article Third relating to purposes and objects of the corporation, by decreasing the number of shares which the corporation is authorized to issue and increasing the par value per share, by adding a proviso to Article SEVENTH (1) and Article SEVENTH (2)(a), by changing the requirements for removal of directors, by adding a new Article with respect to shareholder voting rights and by changing certain requirements with respect to amendments.

                  3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full.

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") is W. R. BERKLEY CORPORATION.

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                  SECOND: The respective names of the County and of the City within the County in which the registered office of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the Corporation is The Corporation Trust Company. The street and number of said registered office and the address by street and number of said registered agent is 100 West Tenth Street, Wilmington, Delaware.

                  THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is FIVE MILLION (5,000,000) and the par value of each such share is Twenty Cents ($.20) amounting in the aggregate to ONE MILLION DOLLARS ($1,000,000).

                  The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                           (a) The stock of the Corporation shall be of one class and shall be denominated "Common Stock".

                           (b) Each share of Common Stock shall be entitled to one vote.

                  FIFTH: The Corporation is to have perpetual existence.

                  SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

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                  SEVENTH: For the management of the business and for the
conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                           1. The number of directors of the Corporation shall
                  be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws, subject to the requirements of Article TENTH of this Certificate of Incorporation. The election of directors need not be by ballot.

                           2. In furtherance and not in limitation of the powers
                  conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                                    (a) To make, alter, amend and repeal
                           By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors and subject to the requirements of Article TENTH of this Certificate of Incorporation.

                                    (b) Subject to the applicable provisions of
                           the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                                    (c) Without the assent or vote of the
                           stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                                    (d) To determine whether any, and, if any,
                           what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

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                                    (e) To fix from time to time the amount of
                           profits of the Corporation to be reserved as working capital or for any other lawful purpose.

                                    (f) To establish bonus, profit-sharing or
                           other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

                                    (g) By resolution passed by a majority of
                           the whole Board to designate one or more committees to consist of two or more directors of the Corporation which, to the extent provided in the resolution or in the By-Laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-Laws of the Corporation or as determined from time to time by resolution adopted by the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such other acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the Corporation.

                           3. Any director or any officer elected or appointed
                  by the stockholders or by the Board of Directors may be removed at any time for cause by the majority vote of the members of the Board then in office, or, with or without cause, by the vote or consent of the holders of at least four-fifths (80%) of the outstanding stock of the Corporation entitled to vote for the election of directors.

                           4. No contract or other transaction between the
                  Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that be individually or such firm or association is so interested shall be disclosed or

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                  shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                           Any contract, transaction or act of the Corporation
                  or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                           5. Subject to any limitation in the By-Laws, the
                  members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

                           6. If the By-Laws so provide, the stockholders and
                  Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of Delaware, outside of said State at such place or places as may from time to time be designated by them.

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                  EIGHTH: Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.

                  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any holder of the Corporation's capital stock unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  TENTH: 1. Except as set forth in Paragraph 4 of this Article TENTH, the affirmative vote or consent of the holders of four-fifths (80%) of the stock of the Corporation entitled to vote in elections of directors shall be required to authorize any of the following transactions:

                  (a) merger or consolidation of the Corporation into any other corporation; or

                  (b) sale, lease, exchange, mortgage or other disposition of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity; or

                  (c) sale or lease by any other corporation, person or entity to the Corporation or any subsidiary thereof of any securities or assets (except assets having any aggregate fair market value of less than $4,000,000) in exchange for voting securities (or securities convertible into voting securities, or options, warrants, or rights to purchase voting securities) of the Corporation or any subsidiary thereof if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner directly or indirectly of 5% or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

                  2. For purposes of this Article TENTH any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation,

                  (a) which it owns directly, whether or not of record; or

                  (b) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

                  (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on April 1, 1973; or

                  (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above) by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing stock of the Corporation.

                  For the purposes of this Article TENTH, the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through the application of clauses 2 (b) (c) and (d) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

                  3. The Board of Directors shall have the power and duty to determine for the purposes of this Article TENTH on the basis of information known to the Corporation, whether:

                  (a) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors,

                  (b) a corporation, person, or entity is an "affiliate" or "associate" of another,

                  (c) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $4,000,000, and

                  (d) the memorandum of understanding referred to in Paragraph 4 below is substantially consistent with the transaction covered thereby.

Any such determination shall be conclusive and binding for all purposes of this Article TENTH.

                  4. The provisions of this Article TENTH shall not apply to,

                  (a) any merger or similar transaction with any corporation if the Board of Directors of the Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or

                  (b) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

                  ELEVENTH: 1. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

                  2. Notwithstanding the foregoing Paragraph 1 or any other provision of this Certificate of Incorporation or of the By-Laws of the Corporation (and in addition to any other vote that may be required by statute) the vote of the holders of four-fifths (80%) of all holders of the stock of the Corporation entitled to vote for the election of directors shall be required to amend, alter, change or repeal Articles SEVENTH, TENTH or ELEVENTH of this Certificate of Incorporation or Article III, Sections 1 or 2 of the By-laws of this Corporation."

                  4. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245, of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

                  5. That the capital of said corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

                  IN WITNESS WHEREOF, said Finevest Services, Inc. has caused this certificate to be signed by William R. Berkley its President, and attested by David C. Campbell, its Secretary, this 4th day of May, 1973.

                                                 FINEVEST SERVICES, INC.

                                                 By /s/ William R. Berkley
                                                    -----------------------
                                                     President

ATTEST:

By /s/ David C. Campbell
   ----------------------
   Secretary

STATE OF NEW YORK )
                              :    ss.:
COUNTY OF NEW YORK)

                  WILLIAM R. BERKLEY, being duly sworn, deposes and says that he is the person who signed the foregoing Restated Certificate of Incorporation; that he signed said Certificate in the capacity set beneath his signature thereon; that he has read the foregoing Restated Certificate of Incorporation and knows the contents thereof; and that the statements contained therein are true.

                                                     /s/ William R. Berkley
                                                     -----------------------
                                                     William R. Berkley

Subscribed and sworn to
before me on May 4th, 1973.

/s/ Richard Katz
-----------------
Notary Public

                                              RICHARD KATZ
                                    NOTARY PUBLIC, STATE OF NEW YORK
                                             NO. 31-7176990
                                      QUALIFIED IN NEW YORK COUNTY
                                   COMMISSION EXPIRES MARCH 30, 1974

(Seal)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            W. R. BERKLEY CORPORATION

         The undersigned, being the Chairman of W. R. BERKLEY CORPORATION, a corporation existing under the laws of the State of Delaware, does hereby certify:

         FIRST: That Article FOURTH of the Restated Certificate of Incorporation of said corporation be and it hereby is amended to read as follows:

                  FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million (10,000,000) shares, of which nine million (9,000,000) shares are to be Common Stock of the par value of twenty cents ($.20) each, and one million (1,000,000) shares are to be Preferred Stock of the par value of ten cents ($.10) each.

                  The classes of Preferred Stock and Common Stock shall have the following respective terms:

                                PREFERRED STOCK

                  1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding in such respects as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, including but not limited to the following:

                  (a) The rate of dividend, if any, which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non--cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

                  (b) The right or obligation, if any, of the Corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the Corporation, if any, to reissue any such shares after the same shall have been redeemed.

                  (c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, dissolution or winding up of the Corporation.

                  (d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

                  (e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

                  (f) The terms of the sinking fund or fund of a similar nature, if any, to be provided for the Preferred Stock of any such series.

                  (g) Such other preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, which are fixed by resolution or resolutions of the Board of Directors (the "Authorization Resolutions") providing for the issuance of the Preferred Stock of any such series.

                  The description and terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series.

                  2. In case the stated dividends (to the extent then payable) and the amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shareholders of all series of the Preferred Stock shall share in the payment of dividends, including accumulations, if any, and in any distribution of assets other than by way of dividends, in accordance with and to the extent permitted by the preferences fixed by the Authorization Resolutions of all series of Preferred Stock then outstanding.

                  3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at the annual rate fixed for each particular series. The holders of the Preferred Stock of each series shall be entitled to receive any additional dividends thereon as may be specified in the Authorization Resolutions of such series.

                  4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than in shares of Common Stock), be paid or declared on the Common Stock by the Corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or dates on which they become cumulative shall have been paid and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the Corporation is obligated to retire or redeem shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature or otherwise, all arrears, if any, in respect of the retirement or redemption of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock in accordance with paragraph 7 of this Article FOURTH from time to time out of the remaining funds of the Corporation legally available therefor, and the Preferred Stock shall not, unless otherwise permitted by the Authorization Resolutions of such series, be entitled to participate in any such dividend, whether payable in cash, stock or otherwise. No limitations, conditions or restrictions whatever are imposed by the provisions of this paragraph 4 upon the purchase or redemption or other acquisitions by the Corporation of any class or classes of any capital stock or other securities of the Corporation.

                  5. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share determined the manner, or in the amount, fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and the holders of the Preferred Stock of each series, if any, entitled to participate in the remaining assets and funds of the Corporation in accordance with the terms fixed in the Authorization Resolutions of such series.

                  6. Notice of every redemption of Preferred Stock at the option of the Board of Directors shall be mailed at least 30 days in advance of the date determined by the Board of Directors for such redemption (herein called the "redemption date") to each holder of shares so to be redeemed at his address as the same shall appear on the books of the Corporation as of the date of mailing such notice. Such notice shall state the redemption date and the number of shares to be redeemed. The holder or holders of the shares of such stock to be redeemed shall deliver the certificate or certificates representing such shares, properly endorsed for transfer, to the Corporation at its principal place of business on the redemption date, against payment therefor. Any Federal or State documentary stamp tax payable on the transfer to the Corporation of the shares to be redeemed shall be paid by the Corporation. The shares of such stock to be redeemed shall be selected in such manner as the Board of Directors may determine, it being expressly understood that any such redemption need not be ratable among the holders of any class or classes of the Corporation's capital stock and may be limited to all or part of the shares of one or more classes of the stock held by one or more holders of stock. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the terms and conditions upon which such stock shall be redeemed from time to time. If any notice of redemption shall have been given as aforesaid, and if on or before the redemption date the funds necessary for such redemption shall have been set aside by the Corporation, separate and part from its other funds, in trust for the pro rata benefit of the holder or holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed outstanding, the right to receive any dividends thereon shall cease to accrue from and after the redemption date and all rights of the holder or holders of the shares so called for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the amount payable in respect of such redemption but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the redemption date shall, to the extent permitted by applicable law, revert to the general funds of the Corporation after which reversion such funds shall become contributions to the capital of the Corporation and the holder or holders of such shares shall have no further claim or right to such funds.

                                  COMMON STOCK

                  7. Except as otherwise required by law and except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the foregoing provisions of this Article FOURTH with respect to the Preferred Stock, the holders of the Common Stock (i) shall have the exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder except as otherwise required by law, and (ii) shall be entitled to receive dividends declared payable in such property or shares of the capital stock of the Corporation when and as declared by the Board of Directors.

         SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this certificate this 14th day of August, 1984.

                                                 /s/ William R. Berkley
                                                 ----------------------------
                                                 William R. Berkley, Chairman

Attest:

/s/ Robert V. Mendelsohn
-------------------------------
Robert V. Mendelsohn, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            W. R. BERKLEY CORPORATION

         The undersigned, being the Chairman of W. R. BERKLEY CORPORATION, a corporation existing under the laws of the State of Delaware, hereby certifies that:

         1. The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of said corporation be and it hereby is amended to read as follows:

         FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is forty-five million (45,000,000) shares, of which forty million (40,000,000) shares are to be Common Stock of the par value of twenty cents ($.20) each, and five million (5,000,000) shares are to be Preferred Stock of the par value of ten cents ($.l0) each.

         2. The amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this certificate this 16th day of May, 1986.

                                          /s/ William R. Berkley
                                          -------------------------------
                                              William R. Berkley, Chairman

Attest:

/s/ Brian C. Kelly
-------------------------
Brian C. Kelly, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            W. R. BERKLEY CORPORATION

         The undersigned, being the Chairman of W. R. BERKLEY CORPORATION, a corporation existing under the laws of the State of Delaware, hereby certifies that:

         1. A new Article TWELFTH be and it hereby is added to the Restated Certificate of Incorporation of said corporation, to read as follows:

                  TWELFTH: 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         2. Right to Indemnification. Each person who is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was serving as a director, officer or employee of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as in effect. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the indemnitee in connection with a proceeding. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall continue to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an

"advancement of expenses"). If the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking by such indemnitee to repay all amounts so advanced if it is ultimately determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

         (b) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within ninety days after receipt of a written claim, the indemnitee may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days.) If successful in any such suit, the indemnitee will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct under the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the indemnitee has met the applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law, nor an actual determination by the Board of Directors of the Corporation that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

         (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

         (e) Indemnification of Agents of the Corporation. The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the same extent as for directors, officers and employees of the Corporation.

         2. The amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this certificate this 15th day of May, 1987.

                                            /s/ William R. Berkley
                                            ------------------------------
                                                William R. Berkley, Chairman

Attest:

/s/ Brian C. Kelly
-------------------------
Brian C. Kelly, Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

              7 3/8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       OF

                            W. R. BERKLEY CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State Of Delaware

                  W. R. Berkley Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article IV of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company by unanimous written consents dated July 7, 1993 and January 14, 1994, adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that there is hereby established the following series of authorized preferred stock having a par value of $.10 per share, which shall be designated as "7 3/8% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock") and which shall consist of 1,150,000 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

                  1. Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  Common Stock. The term "Common Stock" shall mean the common stock, par value $.20 per share, of the Company.

                  Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph (b) of paragraph 2 below.

                  Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Company.

                  Liquidation Preference. The term "Liquidation Preference" shall mean $150 per share.

                  Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Company at the time a dividend is declared; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (b) of paragraph 4 below.

                  Redemption Price. The term "Redemption Price" shall mean a price per share equal to $150 together with accrued and unpaid dividends, if any, thereon to the Redemption Date.

                  2. Dividends.

                  (a) The record holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Company, out of funds legally available for payment of dividends. Such dividends shall be payable by the Company in cash at the rate of 7 3/8% percent per annum of the Liquidation Preference (equivalent to $11.0625 per share of Series A Preferred Stock).

                  (b) Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Company on January 15, April 15, July 15 and October 15 of each year (each, a "Dividend

Payment Date"), commencing on April 15, 1994. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series A Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend rate set forth in subparagraph 2(a) above. Dividends payable in respect of any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the stock transfer records of the Company at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable.

                  (c) If any shares of Series A Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of preferred stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series A Preferred Stock and the shares of any series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the shares of the Series A Preferred Stock and any other such series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

                  (d) Except as provided in subparagraph 2(c), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in Common Stock or other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or the capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall the Common Stock or other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

                  (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                  (f) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock, if not paid on the applicable Dividend Payment Date, will accrue whether or not dividends are declared for such Dividend Payment Date, whether or not the Company has earnings and whether or not there are funds legally available for the payment of such dividends.

                  3. Distributions Upon Liquidation, Dissolution or Winding Up.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any capital stock of the Company ranking prior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up which shall have been issued in accordance with the provisions of subparagraph 5(a), but before any distribution or payment shall be made to the holders of capital stock ranking junior to the Series A Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Company in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

                  (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and the corresponding amounts payable on all shares of capital stock ranking on a parity with the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series A Preferred Stock and all other such capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph 3.

                  4. Redemption by the Company.

                  (a) The Series A Preferred Stock may be redeemed, in whole or from time to time in part, at any time after January 24, 1999 at the option of the Company at the Redemption Price.

                  (b) Each date fixed for redemption pursuant to subparagraph 4(a) above is called a "Redemption Date". If the Redemption Date is after a Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the Company's default in the payment of the dividend due.

                  (c) In case of redemption of less than all shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

                  (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder or holders to whom the Company has failed to give notice or to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock (or any interests therein) may be listed, admitted to trading or included for quotation, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price;
(iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

                  (e) If notice has been mailed in accordance with subparagraph 4(d) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Company in accordance with the provisions of subparagraph (f) below, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or signed for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

         (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                           (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment of the Redemption Price without interest or other earnings.

         (g) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

         (h) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock, and, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by conversion into or exchange for capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

                  (i) All shares of Series A Preferred Stock redeemed pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.

                  5. Voting Rights.

                  (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 5 or as otherwise provided by law. The Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (such Series A Preferred Stock voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into shares of such prior-ranking stock, or authorize, create or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such prior-ranking stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof for the Series A Preferred Stock ("Certificate of Designations"), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or any outstanding series of preferred stock or any other capital stock of the Company, or the creation and issuance of any other series of preferred stock or of any other capital stock of the Company, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (b) If and whenever dividends payable on Series A Preferred Stock shall be in arrears for six (6) or more consecutive Dividend Periods, then the holders of Series A Preferred Stock, voting separately as a class (with such other series as provided in subparagraph 5(f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two
(2) additional directors. Upon election, such directors shall become additional directors of the Company and the authorized number of directors of the Company shall thereupon be automatically increased by such number of directors.

                  (c) Whenever the voting right referred to in subparagraph 5(b) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings of the holders of Series A Preferred Stock. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Series A Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Company shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

                  (d) At any time when such voting right shall have vested in the holders of Series A Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of any holder of record of Series A Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within thirty (30) days after the personal service of such written request upon the Secretary of the Company, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If the directors so elected by the holders of Series A Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series A Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) If at any time when the holders of Series A Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 5 the holders of any one or more additional series of preferred stock are entitled to elect directors by reason of any default or event specified in the Certificate of Incorporation, as in effect at the time, or in the Certificate of Designations for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series A Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series A Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Company as elsewhere required in subparagraph 5(d) above, then a new election shall be held with all such other series of preferred stock and the Series A Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series A Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series A Preferred Stock; provided that if at the expiration of such terms the holders of Series A Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 5, then the Secretary of the Company shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph 5(c) above) of holders of Series A Preferred

Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 5) to be held at or prior to the time of expiration of the expiring terms referred to above.

                  (g) In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred stock shall be entitled to one (1) vote, any portion of which may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Series A Preferred Stock, the holder thereof may designate up to six (6) proxies, with each such proxy having the right to vote one-sixth of a share of Series A Preferred Stock).

                  6. Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

                  7. Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  8. Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Senior Vice President, General Counsel and Secretary and attested by its Assistant Secretary, this 21st day of January, l994.

                                            W. R. BERKLEY CORPORATION

                                            By: /s/ Robert S. Gorin
                                                -------------------------
                                                Robert S. Gorin
                                                Senior Vice President,
                                                General Counsel and
                                                Secretary

ATTEST:

By: /s/ Ira S. Lederman
    --------------------
    Ira S. Lederman
    Assistant Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                 SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       OF

                            W. R. BERKLEY CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  W. R. Berkley Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article IV of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting held on July 14, 1995, adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that there is hereby established the following series of authorized preferred stock having a par value of $.10 per share, which shall be designated as "Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") and which shall consist of 458,667 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

                  1. Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Affiliate. The term "Affiliate" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934.

                  Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  Common Stock. The term "Common Stock" shall mean the common stock, par value $.20 per share, of the Company.

                  Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph (b) of paragraph 2 below.

                  Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Company.

                  Investment Banking Firm. The term "Investment Banking Firm" shall mean a nationally recognized investment banking firm selected by the Company.

                  Liquidation Preference. The term "Liquidation Preference" shall mean $150 per share.

                  Market Rate. The term "Market Rate" shall mean a percentage rate per annum of the Liquidation Preference selected by the Investment Banking Firm pursuant to subsection (a) of paragraph 2 below.

                  Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Company at the time a dividend is declared; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (b) of paragraph 4 below.

                  Redemption Price. The term "Redemption Price" shall mean a price per share equal to $150 together with accrued and unpaid dividends, if any, thereon to the Redemption Date.

                  Registration Rights Agreement. The term "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of December 28, 1995, between the Company and General Re Corporation, as the same may be amended from time to time.

                  2. Dividends.

                  (a) The record holders of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Company, out of funds legally available for payment of dividends. Such dividends shall be payable by the Company in cash at the following percent per annum of the Liquidation Preference for the Dividend Periods indicated:

  Percent                                        Dividend Period
------------                   ----------------------------------------------------
    0%                         From Initial Issue Date to first Dividend
                               Payment Date

    2%                         From first Dividend Payment Date to second
                               Dividend Payment Date

    4%                         From second Dividend Payment Date to third
                               Dividend Payment Date

    6%                         From third Dividend Payment Date to establishment of
                               the Market Rate as specified in this Section 2(a)

If Series B Preferred Stock is proposed to be included in a registration statement to be filed by the Company pursuant to the Registration Rights Agreement by a notice delivered to the Company in accordance with the terms thereof, then the dividend rate for the Series B Preferred Stock (to be effective for Dividend Periods or portions thereof terminating immediately subsequent to any sale of Series B Preferred Stock pursuant any such registration statement) shall be the rate (the "Market Rate") determined by the Investment Banking Firm which shall cause the Series B Preferred Stock to trade at a price equal to 100% of the Liquidation Preference on the effective date of any such registration statement. In the event that no shares of Series B Preferred Stock are sold pursuant to any such registration statement by the 180th day after the date of receipt by the Company of the notice hereinbefore referred to, the dividend rate for the Series B Preferred Stock shall be the rate as determined by the Investment Banking Firm that would cause the Series B Preferred Stock trading at its Liquidation Preference to yield an amount equal to the yield on the Company's 7 3/8% Series A Cumulative Redeemable Preferred Stock trading at its liquidation preference on such 180th day.

                  (b) Dividends on shares of Series B Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Company on January 15, April 15, July 15, and October 15, of each year (each, a "Dividend Payment Date"), commencing on January 15, 1996. If any

Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends payable in respect of any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Series B Preferred Stock as their names shall appear on the stock transfer records of the Company at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Series B Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable.

                  (c) If any shares of Series B Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of preferred stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series B Preferred Stock and the shares of any series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the shares of the Series B Preferred Stock and any other such series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series B Preferred Stock and such other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

                  (d) Except as provided in subparagraph 2(c), unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in Common Stock or other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or no other distribution shall be declared or made upon the Common Stock or the capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall the Common Stock or other capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

                  (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                  (f) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock, if not paid on the applicable Dividend Payment Date, will accrue whether or not dividends are declared for such Dividend Payment Date, whether or not the Company has earnings and whether or not there are funds legally available for the payment of such dividends.

                  (g) The Series B Preferred Stock shall rank on a parity as to dividends or upon liquidation, dissolution or winding up with the Company's 7-3/8% Series A Cumulative Redeemable Preferred Stock.

                  3. Distributions Upon Liquidation, Dissolution or Winding Up.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any capital stock of the Company ranking prior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up which shall have been issued in accordance with the provisions of subparagraph 5(a), but before any distribution or payment shall be made to the holders of capital stock ranking junior to the Series B Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Company in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

                  (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series B Preferred Stock and the corresponding amounts payable on all shares of capital stock ranking on a parity with the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series B Preferred Stock and all other such capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph 3.

                  4. Redemption by the Company.

                  (a) The Series B Preferred Stock may be redeemed, in whole or from time to time in part, at the option of the Company at the Redemption Price on any Dividend Payment Date; provided, however, that subsequent to any sale of Preferred Stock pursuant to a Registration Statement filed by the Company pursuant to the Registration Rights Agreement, the Series B Preferred Stock may be redeemed, in whole or from time to time in part, at any time subsequent to the fifth anniversary of any such sale, at the option of the Company at the Redemption Price on any Dividend Payment Date.

                  (b) Each date fixed for redemption pursuant to subparagraph 4(a) above is called a "Redemption Date".

                  (c) In case of redemption of less than all shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

                  (d) Notice of any redemption will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder or holders to whom the Company has failed to give notice or to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock (or any interests therein) may be listed, admitted to trading or included for quotation, such notice shall state:
(i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

                  (e) If notice has been mailed in accordance with subparagraph 4(d) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Company in accordance with the provisions of subparagraph (f) below, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                           (i) the Company shall be entitled to receive from
                  such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the
                  Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment of the Redemption Price without interest or other earnings.

                  (g) No Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

                  (h) Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock, and, unless full cumulative dividends on all outstanding shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by conversion into or exchange for capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

                  (i) All shares of Series B Preferred Stock redeemed pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series B Preferred Stock.

                  5. Voting Rights.

                  (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 5 or as otherwise provided by law. The Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (such Series B Preferred Stock voting separately as a class), (i) increase the authorized or issued amount of Series B Preferred Stock; (ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred Stock with respect to the payment of dividends or distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into shares of such prior-ranking stock, or authorize, create or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such prior-ranking stock; or (iii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof for the Series B Preferred Stock ("Certificate of Designations"), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock (other than the Series B Preferred Stock) or any outstanding series of preferred stock or any other capital stock of the Company, or the creation and issuance of any other series of preferred stock or of any other capital stock of the Company, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (b) If and whenever dividends payable on Series B Preferred Stock shall be in arrears for six (6) or more consecutive Dividend Periods, then the holders of Series B Preferred Stock, voting separately as a class (with such other series as provided in subparagraph 5 (f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two
(2) additional directors. Upon election, such directors shall become additional directors of the Company and the authorized number of directors of the Company shall thereupon be automatically increased by such number of directors.

                  (c) Whenever the voting right referred to in subparagraph 5(b) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings of the holders of Series B Preferred Stock. Such right of the holders of Series B Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Series B Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Company shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

                  (d) At any time when such voting right shall have vested in the holders of Series B Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of any holder of record of Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within thirty (30) days after the personal service of such written request upon the Secretary of the Company, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Series B Preferred Stock then outstanding may designate in writing a holder of Series B Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such holder. Any holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If a director so elected by the holders of Series B Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series B Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) If at any time when the holders of Series B Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 5 the holders of any one or more additional series of preferred stock are entitled to elect directors by reason of any default or event specified in the Certificate of Incorporation, as in effect at the time, or in the Certificate of Designations for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series B Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series B Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Company as elsewhere required in subparagraph 5(d) above, then a new election shall be held with all such other series of preferred stock and the Series B Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series B Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series B Preferred Stock; provided that if at the expiration of such terms the holders of Series B Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 5, then the Secretary of the Company shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph 5(c) above) of holders of Series B Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 5) to be held at or prior to the time of expiration of the expiring terms referred to above.

                  (g) In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock shall be entitled to one (1) vote, any portion of which may be directed separately by the holder thereof (or by any proxy or proxies of such holder).

                  6. Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

                  7. Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  8. Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  9. Restrictions on Transfer. Until such time as shares of Series B Preferred Stock are sold pursuant to a registration statement filed by the Company pursuant to the Registration Rights Agreement, shares of Series B Preferred Stock may only be transferred to an Affiliate of General Re Corporation. Any transfer in violation of this Section 9 shall be null and void.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Chairman of the Board, Chief Executive Officer and President and attested by its Secretary, this 21st day of December, 1995.

                                            W. R. BERKLEY CORPORATION

                                            By: /s/ William R. Berkley
                                                ----------------------------
                                                William R. Berkley
                                                Chairman of the Board,
                                                Chief Executive Officer and
                                                President

ATTEST:

By: /s/ Robert S. Gorin
    ---------------------
    Robert S. Gorin
    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            W. R. BERKLEY CORPORATION

                  The undersigned, being the Chairman of W. R. BERKLEY CORPORATION, a corporation existing under the laws of the State of Delaware, hereby certifies that:

                  1. The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of said corporation be and it hereby is amended to read as follows:

                  FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is eighty-five million (85,000,000) shares, of which eighty million (80,000,000) shares are to be Common Stock of the par value of twenty cents ($.20) each, and five million (5,000,000) shares are to be Preferred Stock of the par value of ten cents ($.l0) each.

                  2. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have signed this certificate this 12th day of May, 1998.

                                                 /s/ William R. Berkley
                                                 ----------------------------
                                                 William R. Berkley, Chairman
Attest:

/s/ Ira S. Lederman
------------------------------------
Ira S. Lederman, Assistant Secretary

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            W. R. BERKLEY CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  We, William R. Berkley, Chairman of the Board, and Cornelius
T. Finnegan III, Secretary, of W. R. Berkley Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on May 11, 1999, adopted the following resolution creating a series of 40,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 40,000.

                  Section 2. Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A

Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.20 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 11, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment

Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (ii) During any default period, such voting right of
the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                           (iii) Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)
(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of 1000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding

Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. The Restated Certificate of Incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 11th day of May, 1999.

                                         /s/ William R. Berkley
                                         ----------------------
                                         William R. Berkley
                                         Chairman of the Board

                                         /s/ Cornelius T. Finnegan III
                                         -----------------------------
                                         Secretary

                                      -10-